UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

SELECTIS HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by Selectis Health, Inc., a Utah corporation (the “Company”):

a.	Effective March 30, 2022, the Company granted to each Lance Baller, CEO of the Company and Randy Barker, President and COO of the Company, a Non-Qualified Stock Option exercisable to purchase 100,000 shares of common stock of the Company at an exercise price of $7.00 per share (the “Option”). The Options have a cashless exercise provision, are fully vested as of March 30, 2022, and are exercisable for a period of ten years.

b.	The Company paid no fees or commissions in connection with the issuance of the Option.

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 30, 2022, Selectis Health, Inc., approved the grant of common stock options (“Options”) to certain of its officers. Lance Baller, CEO, and Randy Barker, President and COO were each granted Non-Qualified Stock Options exercisable to purchase an aggregate of 100,000 shares of common stock. The Options are fully vested upon grant. Copies of the Option Agreements are filed herewith as Exhibits 10.1 and 10.2 respectively.

ITEM 9.01: EXHIBITS

Item	Title
10.1	Non-Statutory Stock Option Agreement - Baller
10.2	Non-Statutory Stock Option Agreement- Barker
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc. (Registrant)

Dated: April 4, 2022	/s/ Lance Baller
Lance Baller, CEO